Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T: 908-719-4308

PEAPACK-GLADSTONE FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND YEAR-TO-DATE EARNINGS

GLADSTONE, N.J.—(BUSINESS WIRE)—August 1, 2006 - For the second quarter of 2006, Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income of $2.7 million, a decline of $523 thousand or 16.3 percent from the $3.2 million reported for the second quarter of 2005. Diluted earnings per share were $0.32 for the second quarter of 2006 and $0.38 for the second quarter of 2005. For the second quarter of 2006, the annualized return on average assets was 0.83 percent and the annualized return on average equity was 10.83 percent.

The Corporation reported year-to-date net income of $5.9 million for the six months ended June 30, 2006 as compared to $6.9 million for the same period in 2005, a decline of $1.0 million or 14.2 percent. Diluted earnings per share were $0.71 and $0.82 for the six months ended June 30, 2006 and 2005, respectively. For the six months ended June 30, 2006, the annualized return on average assets was 0.92 percent and the annualized return on average equity was 11.94 percent.

Chairman of the Board, Frank A. Kissel states, “Despite the difficult interest rate environment and margin compression, we are very pleased with the growth in our loans and deposits.”

“We will continue to leverage this success with the opening of two new branches in the near future. We have received approvals for a branch in downtown Summit and will build a first-class facility with excellent parking and drive-up lanes that we expect to open later this year. We are also working on another branch to be located in Summit near Millburn and Short Hills, which is expected to open during the first half of 2007.”

EARNINGS

Net Interest Income

Net interest income, on a fully tax-equivalent basis, was $8.5 million in the second quarter of 2006, a decline of $751 thousand or 8.2 percent from the same quarter last year and a decline of $426 thousand or 4.8 percent over the first quarter of 2006. For the second quarter of 2006, the net interest margin, on a fully tax-equivalent basis, was 2.73 percent as compared to 3.37 percent for the same period last year and 2.94 percent for the first quarter of 2006. Funding costs continue to increase at a significantly faster pace than yields on new loan originations and securities purchases due to the flat yield curve. The yield on earning assets was 5.45 percent and 5.00 percent for the second quarter of 2006 and 2005, respectively, increasing by 45 basis points, while cost of interest-bearing funds increased 130 basis points from 2.04 percent in the second quarter of 2005 to 3.34 percent in the second quarter of 2006. Net interest income and net interest margin continues to be negatively affected by the continued increase in short-term rates.

Average loan growth continues to be strong when compared to 2005, averaging $809.2 million for the second quarter of 2006 as compared to $649.7 million for the second quarter of 2005, an increase of $159.4 million or 24.5 percent. During this period, the average commercial loan portfolio grew $46.0 million or 51.6 percent, reflecting the Corporation’s commitment to changing the total loan mix toward higher yielding commercial and construction loans. The average mortgage loan portfolio grew by $105.2 million or 20.2 percent. A majority of the mortgage loan growth was in adjustable-rate residential mortgage loans.

Average deposits in the second quarter of 2006 and 2005 were $1.1 billion and $977.7 million, respectively, an $81.6 million or 8.3 percent increase. Short-term market rates continue to rise as deposit gathering remains highly competitive and is reflected in the rates paid on interest-bearing deposits. For the second quarter of 2006, rates paid were 3.13 percent as compared to 1.92 percent for the second quarter of 2005, an increase of 121 basis points or 63.0 percent. The fastest growing categories of deposits continue to be those that pay the highest rates, in this case, money markets and certificates of deposit, with rates averaging 3.66 percent and 4.28 percent, respectively, for the second quarter. Interest-bearing checking, which includes the Bank’s escrow accounts, averaged $142.0 million for the second quarter of 2006, a $63.2 million or 30.8 percent decline over the levels for the same period of 2005 due to the loss of two large municipal escrow accounts, which required above-market interest rates.

Average borrowings increased by $58.4 million from $74.7 million in the second quarter of 2005 to $133.0 million for the same quarter of 2006 and were used to supplement funding for growth in the loan portfolios. Average demand deposits increased $9.5 million or 5.4 percent in the second quarter of 2006 from the year ago period.

Other Income

Other income was $2.99 million for the second quarter of 2006 as compared to $2.76 million for the same quarter of 2005, an increase of $230 thousand, or 8.3 percent. PGB Trust and Investments generated $2.08 million in fee income in the second quarter of 2006, an increase of $172 thousand or 9.0 percent over the same quarter of 2005. The market value of trust assets under management was almost $1.8 billion at June 30, 2006 an increase of $91.1 million or 5.5 percent over the market value at June 30, 2005.

Other Expenses

For the second quarter of 2006 and 2005, other expenses totaled $7.39 million and $7.02 million, respectively, an increase of $366 thousand or 5.2 percent. Salaries and benefits expense was $3.9 million for the second quarter of 2006, increasing $168 thousand or 4.5 percent. Normal salary increases, branch expansion, higher group health insurance and pension plan costs, offset in part by lower profit sharing plan contributions, accounted for the increase. Premises and equipment expenses remained relatively constant at $1.7 million for the second quarters of 2006 and 2005.

ASSET QUALITY

At June 30, 2006, non-performing loans totaled $3.9 million or 0.46 percent of total loans as compared to $354 thousand or 0.05 percent at June 30, 2005. The increase in non-performing assets in the second quarter is primarily the result of one commercial loan of $3.6 million, which is well collateralized by a property with an appraised value of $5.3 million. No loss of principal or interest is anticipated.

The allowance for loan losses was $6.5 million or 0.78 percent of total loans at June 30, 2006 as compared to $6.4 million or 0.92 percent of total loans at June 30, 2005. There were no charge-offs or recoveries in the second quarter of 2006 as compared to $5 thousand of net recoveries in the second quarter of 2005.

CAPITAL

At June 30, 2006, shareholders’ equity totaled $99.4 million as compared with $98.8 million at June 30, 2005, an increase of $595 thousand or 0.60 percent. The Corporation’s leverage ratio, tier 1 and total risk based capital ratios at June 30, 2006 were 8.13 percent, 15.57 percent and 16.54 percent, respectively.

In accordance with the stock buy back program announced on April 15, 2005 and extended as announced on April 14, 2006 for the purchase of 150,000 shares, the Corporation repurchased 13,400 shares during the second quarter of 2006. A total of 60,900 shares have been repurchased since the program was originally announced.

Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.33 billion as of June 30, 2006. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 21 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank’s main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management’s view of future interest income and net loans, management’s confidence and strategies and management’s expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as “expect”, “look”, “believe”, “anticipate”, “may”, or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.

(Tables to Follow)

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months Ended June 30,		At or For The Six Months Ended June 30,
	2006	2005	2006	2005
Income Statement Data:
Interest Income	$16,581	$13,400	$32,376	$26,056
Interest Expense	8,405	4,455	15,623	8,084
Net Interest Income	8,176	8,945	16,753	17,972
Provision For Loan Losses	100	197	139	329
Net Interest Income After
Provision For Loan Losses	8,076	8,748	16,614	17,643
Trust Fees	2,078	1,906	4,323	3,920
Other Income	908	818	1,798	1,656
Securities Gains	5	37	56	335
Other Expenses	7,386	7,020	14,505	13,593
Income Before Income Taxes	3,681	4,489	8,286	9,961
Income Tax Expense	986	1,271	2,345	3,040
Net Income	$2,695	$3,218	$5,941	$6,921

Balance Sheet Data:
Total Assets			$1,327,562	$1,177,156
Federal Funds Sold			1,660	847
Short-Term Investments			726	779
Securities Held To Maturity			66,958	78,586
Securities Available For Sale			338,589	337,043
Loans			838,875	694,618
Allowance For Loan Losses			6,514	6,366
Deposits			1,085,795	992,621
Borrowings			131,092	80,806
Shareholders’ Equity			99,399	98,804

Trust Division Assets under
Management (Market
Value, Not Included
Above)			$1,762,082	$1,671,005

Performance Ratios:
Return on Average Assets	0.83%	1.12%	0.92%	1.22%
Return on Average Equity	10.83	13.31	11.94	14.40

PEAPACK-GLADSTONE FINANCIAL CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
UNAUDITED
(Dollars in Thousands, Except Per Share Amounts)

	At or For The Three Months Ended June 30,		At or For The Six Months Ended June 30,
	2006	2005	2006	2005

Net Interest Margin
(Taxable Equivalent Basis)	2.73%	3.37%	2.84%	3.45%

Asset Quality:
Loans past due over 90 days
And Still Accruing			$2	$0
Non-Accrual Loans			3,874	354
Net (Charge-Offs)/Recoveries	$0	$5	(4)	12
Allowance For Loan Losses
To Total Loans			0.78%	0.92%

Per Share Data:
Earnings Per Share (Basic)	$0.33	$0.39	$0.72	$0.84
Earnings Per Share (Diluted)	0.32	0.38	0.71	0.82
Book Value Per Share			12.03	11.90
Dividends Per Share			0.28	0.22

Capital Adequacy:
Tier I Leverage			8.13%	8.68%
Tier I Capital to Risk-
Weighted Assets			15.57	17.73
Tier I & II Capital to
Risk-Weighted Assets			16.54	18.88

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2006			June 30, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$370,962	$4,151	4.47%	$385,908	$3,891	4.03%
Tax-Exempt (1) (2)	51,478	688	5.35	55,881	655	4.69
Loans (2) (3)	809,161	11,957	5.91	649,733	9,101	5.60
Federal Funds Sold	4,684	56	4.80	1,719	12	2.90
Interest-Earning Deposits	949	12	4.91	776	6	3.02
Total Interest-Earning
Assets	1,237,234	$16,864	5.45%	1,094,017	$13,665	5.00%
Noninterest-Earning Assets:
Cash and Due from Banks	22,514			21,641
Allowance for Loan
Losses	(6,416)			(6,166)
Premises and Equipment	23,232			21,155
Other Assets	23,492			23,703
Total Noninterest-Earning
Assets	62,822			60,333
Total Assets	$1,300,056			$1,154,350

LIABILITIES:
Interest-Bearing Deposits
Checking	$141,999	$240	0.68%	$205,237	$609	1.19%
Money Markets	301,391	2,758	3.66	233,823	1,164	1.99
Savings	84,177	145	0.69	101,952	177	0.69
Certificates of Deposit	344,959	3,692	4.28	259,392	1,895	2.92
Total Interest-Bearing
Deposits	872,526	6,835	3.13	800,404	3,845	1.92
Borrowings	133,020	1,570	4.72	74,668	610	3.27
Total Interest-Bearing
Liabilities	1,005,546	8,405	3.34	875,072	4,455	2.04
Noninterest Bearing
Liabilities
Demand Deposits	186,769			177,270
Accrued Expenses and
Other Liabilities	8,242			5,297
Total Noninterest-Bearing
Liabilities	195,011			182,567
Shareholders’ Equity	99,499			96,711
Total Liabilities and
Shareholders’ Equity	$1,300,056			$1,154,350
Net Interest Income		$8,459			$9,210
Net Interest Spread			2.11%			2.96%
Net Interest Margin (4)			2.73%			3.37%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
QUARTERS ENDED
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2006			March 31, 2006
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$370,962	$4,151	4.47%	$374,043	$4,065	4.35%
Tax-Exempt (1) (2)	51,478	688	5.35	57,635	752	5.22
Loans (2) (3)	809,161	11,957	5.91	775,015	11,261	5.81
Federal Funds Sold	4,684	56	4.80	1,479	16	4.33
Interest-Earning Deposits	949	12	4.91	904	9	4.03
Total Interest-Earning
Assets	1,237,234	$16,864	5.45%	1,209,076	$16,103	5.33%
Noninterest-Earning Assets:
Cash and Due from Banks	22,514			21,893
Allowance for Loan
Losses	(6,416)			(6,501)
Premises and Equipment	23,232			21,716
Other Assets	23,492			23,113
Total Noninterest-Earning
Assets	62,822			60,221
Total Assets	$1,300,056			$1,269,297

LIABILITIES:
Interest-Bearing Deposits
Checking	$141,999	$240	0.68%	$144,319	$196	0.54%
Money Markets	301,391	2,758	3.66	283,022	2,146	3.03
Savings	84,177	145	0.69	88,395	150	0.68
Certificates of Deposit	344,959	3,692	4.28	322,649	3,098	3.84
Total Interest-Bearing
Deposits	872,526	6,835	3.13	838,385	5,590	2.67
Borrowings	133,020	1,570	4.72	150,054	1,628	4.34
Total Interest-Bearing
Liabilities	1,005,546	8,405	3.34	988,439	7,218	2.92
Noninterest Bearing
Liabilities
Demand Deposits	186,769			176,398
Accrued Expenses and
Other Liabilities	8,242			4,893
Total Noninterest-Bearing
Liabilities	195,011			181,291
Shareholders’ Equity	99,499			99,567
Total Liabilities and
Shareholders’ Equity	$1,300,056			$1,269,297
Net Interest Income		$8,459			$8,885
Net Interest Spread			2.11%			2.41%
Net Interest Margin (4)			2.73%			2.94%

PEAPACK-GLADSTONE FINANCIAL CORPORATION
AVERAGE BALANCE SHEET
UNAUDITED
YEAR-TO-DATE
(Tax-Equivalent Basis, Dollars in Thousands)

	June 30, 2006			June 30, 2005
	Average	Income/		Average	Income/
	Balance	Expense	Yield	Balance	Expense	Yield
ASSETS:
Interest-Earning Assets:
Investments:
Taxable (1)	$372,494	$8,216	4.41%	$393,963	$7,894	4.01%
Tax-Exempt (1) (2)	54,540	1,440	5.28	53,823	1,259	4.68
Loans (2) (3)	792,182	23,219	5.86	621,555	17,381	5.59
Federal Funds Sold	3,090	72	4.67	1,745	23	2.64
Interest-Earning Deposits	927	21	4.48	700	9	2.65
Total Interest-Earning
Assets	1,223,233	$32,968	5.39%	1,071,786	$26,566	4.96%
Noninterest-Earning Assets:
Cash and Due from Banks	22,205			21,306
Allowance for Loan
Losses	(6,458)			(6,097)
Premises and Equipment	22,478			20,668
Other Assets	23,304			24,451
Total Noninterest-Earning
Assets	61,529			60,328
Total Assets	$1,284,762			$1,132,114

LIABILITIES:
Interest-Bearing Deposits
Checking	$143,153	$436	0.61%	$203,050	$1,137	1.12%
Money Markets	292,257	4,905	3.36	230,961	2,012	1.74
Savings	86,274	295	0.68	103,816	358	0.69
Certificates of Deposit	333,866	6,789	4.07	255,620	3,528	2.76
Total Interest-Bearing
Deposits	855,550	12,425	2.90	793,447	7,035	1.77
Borrowings	141,490	3,198	4.52	65,652	1,048	3.19
Total Interest-Bearing
Liabilities	997,040	15,623	3.13	859,099	8,083	1.88
Noninterest Bearing
Liabilities
Demand Deposits	181,612			171,835
Accrued Expenses and
Other Liabilities	6,577			5,069
Total Noninterest-Bearing
Liabilities	188,189			176,904
Shareholders’ Equity	99,533			96,111
Total Liabilities and
Shareholders’ Equity	$1,284,762			$1,132,114
Net Interest Income		$17,345			18,483
Net Interest Spread			2.26%			3.08%
Net Interest Margin (4)			2.84%			3.45%

(1)  Average balances for available-for sale securities are based on amortized cost.
(2)  Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.
(3)          Loans are stated net of unearned income and include non-accrual loans.
(4)  Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.